Exhibit 99.3

The Board of Directors

Contango Oil & Gas Company

3700 Buffalo Speedway

Suite 960

Houston, TX 77098

We hereby consent to the inclusion of our opinion letter dated April 29, 2013 to the Board of Directors of Contango Oil & Gas Company (“Contango”) included as Annex B, and to the references thereto under the captions “SUMMARY—Opinion of Contango’s Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER—Contango’s Reasons for the Merger; Recommendation of the Contango Board of Directors,” “THE MERGER—Opinion of Contango’s Financial Advisor” and “THE MERGER—Certain Prospective Unaudited Financial and Operating Information of Contango and Crimson” in the joint proxy statement/prospectus relating to the proposed merger involving Contango and Crimson Exploration Inc. (“Crimson”), which joint proxy statement/prospectus forms a part of Amendment No. 2 to the Registration Statement on Form S-4 of Contango filed with the U.S. Securities and Exchange Commission on August 14, 2013 (the “Registration Statement”). Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, disclosed, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement, prospectus or any other document, except in accordance with our prior written consent. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

PETRIE PARTNERS SECURITIES, LLC

By:	/s/ Andrew J. Rapp
Andrew J. Rapp
Managing Director

Denver, Colorado

August 14, 2013